UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 7, 2016 (October 5, 2016)
Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(b)

On October 5, 2016, Richard Rowley notified Adobe Systems Incorporated (“Adobe”) of his decision to retire as Corporate Controller and Chief Accounting Officer of Adobe following 10 years of service.  Mr. Rowley currently expects to remain in his role until January 31, 2017 following the filing of our Annual Report on Form 10-K.

Under Mr. Rowley’s leadership, Adobe’s global controllership organization has been instrumental in implementing a number of business transformations, acquisitions, partnerships and systems integrations. During his tenure the organization has grown significantly, scaling key functions across Adobe’s global footprint while developing best-in-class systems and processes.

This announcement allows lead time for Adobe to conduct an internal and external search for Mr. Rowley’s replacement and for Mr. Rowley to assist with the orderly transition of duties to his successor.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

By:	/s/ Mark Garrett
Mark Garrett
Executive Vice President and Chief Financial Officer

Date: October 7, 2016